Exhibit 99.1

DATAWATCH COMPLETES ACQUISITION OF PANOPTICON

Acquisition Provides Datawatch Customers Real-time Visual Data Discovery Against the
Largest Variety of Data Sources

Chelmsford, Mass.—August 28, 2013—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of information optimization solutions, today completed its acquisition of Panopticon Software AB, a privately held company based in Stockholm, Sweden and an industry leader in real-time visual data discovery solutions. Former Panopticon shareholders will receive Datawatch shares representing up to 23.6% of the total Datawatch shares outstanding following the closing of the transaction, determined on an adjusted basis. Panopticon is now a direct, wholly-owned subsidiary of Datawatch.

“The Datawatch/Panopticon combination is a great fit strategically and culturally,” said Michael A. Morrison, president and chief executive officer of Datawatch. “Bringing together the leaders in information optimization and real-time visual data discovery will empower our customers to optimize the value of virtually any data, and now do it at the speed their businesses operate – even if that means in real-time.

“We’ve brought together two teams that share the same passion for innovation and commitment to customer success. We’ve added another 25 industry veterans to an already very strong Datawatch team – further solidifying our position as the experts in delivering transformative business value to our customers.”

The Panopticon acquisition builds on the proven strength of Datawatch Enterprise Server and Datawatch Monarch Professional. Panopticon extends the Datawatch solution to address business users’ ubiquitous needs to understand and extract value from their data through a rich, visual data discovery experience. With Panopticon, customers get a strong, self-service solution to explore, discover and visualize any variety of data, in real-time.

Panopticon is a leader in visual data discovery for its innovative real-time technology. The company’s in-memory, high speed solution has a proven track record in capital markets, telecommunications, energy and other industries that rely on real-time visual discovery and analytics. Panopticon has also been recognized by industry and analyst organizations for being a technical and thought leader in the marketplace, including being recently named as a “Cool Vendor” in the Cool Vendors for In-Memory Computing 2013 report by Gartner, Inc.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQ-CM: DWCH) is a leader in providing information optimization products and solutions that allow organizations to deliver the greatest data variety possible into their big data and analytic applications. Datawatch provides organizations the ability to integrate structured, unstructured, and semi-structured sources like reports, PDF files, and EDI streams into these applications to provide a 360 degree perspective of the issues and opportunities that exist in their businesses. More than 40,000 organizations worldwide use Datawatch’s products and services, including 99 of the Fortune 100, and businesses of every type can benefit from the power and flexibility of Datawatch’s industry leading solutions. Datawatch is headquartered in

Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; risks associated with acquisitions, including the recent acquisition of intellectual property from Math Strategies and the acquisition of Panopticon; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry generally, and in the markets for information optimization in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales and operations; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2012, Form 10-Q for the quarters ended December 31, 2012, March 31, 2013 and June 30, 2013, and Definitive Proxy Statement on Schedule 14A filed with the SEC on August 5, 2013.   Any forward-looking statements should be considered in light of those factors.

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Investor Contact:

Datawatch Investor Relations

investor@datawatch.com

Phone: (978) 441-2200 ext. 8323

Media Contact:

Sarah Bernardi

Datawatch Corporation

Sarah_Bernardi@datawatch.com

Phone: (978) 441-2200 ext. 8387

Twitter: @datawatch

© 2013 Datawatch Corporation. Datawatch, Monarch and their respective logos are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.